Exhibit 99.1

Press Release

ATS CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED
MARCH 31, 2007

McLEAN, Va.—(MARKET WIRE)—May 10, 2007— ATS Corporation (“ATSC”) (OTCBB: ATCT), a leading information technology company that delivers innovative technology solutions to federal, state, and local government organizations, today announced operating results for the first quarter ended March 31, 2007.  Prior to the acquisition of Advanced Technology Systems, Inc. on January 16, 2007, ATSC was a blank check company without operating units.

ATSC reported revenue of $23.5 million for the first quarter of 2007.  Net loss was $6.8 million or $0.33 per diluted share.  This included a loss of $6.9 million on derivative liabilities attributed to our warrants.  Because our warrant agreement, until March 14, 2007, was not clear as to whether we were required to net cash settle the warrants if we were unable to deliver common stock to the warrant holders, we were required to mark the warrants to market as liabilities and therefore recognize gains or losses on the increase or decrease in the fair market value of the warrants.  Effective March 14, 2007, the warrant agreement was clarified to state that we are not required to net cash settle the instruments if we are unable to deliver shares of common stock to the warrant holders.  We are therefore no longer required to mark the warrants to market and the warrants have now been reclassified as stockholders’ equity from liabilities.

The other elements of cost impacting earnings for the quarter were $774,000 of amortization of intangibles associated with the ATSI acquisition and $5,000 associated with the RISI acquisition.  We expect these amounts to be approximately $930,000 and $15,000, respectively, in future quarters.

We also had a charge of approximately $600,000 associated with stock based compensation during the quarter.  This amount was primarily due to stock options that vested during the quarter.  We expect the amount of stock based compensation to be approximately $100,000 per quarter going forward.

Business Highlights

ATSC President and Chief Executive Officer Dr. Edward H. Bersoff stated, “I am pleased with all that we have been able to accomplish in the past several months, including the finalization of the acquisition of ATSI on January 16, 2007, and RISI on March 1, 2007; selecting our new independent accounting firm; negotiating our $9 million bridge credit facility while working on putting in place a three-year line of credit; creating a new business development organization; and implementing a company-wide incentive program.”

Conference Call

ATSC will conduct a first quarter conference call on Thursday, May 10, at 5:00 p.m. ET.  The dial-in number for the live teleconference is 877-715-5282, conference ID # 8778959.  Recorded replay of the teleconference will be available beginning May 11 on the company website:  www.atsva.com for one year from the conference call and by telephone at 877-519-4471, conference ID # 8778959, beginning at 8:00 p.m. ET on May 10, 2007 through 11:59 p.m. ET on May 24, 2007.

About ATS Corporation and Advanced Technology Systems, Inc.

ATS Corporation (formerly named Federal Services Acquisition Corporation) operates through its subsidiaries, Advanced Technology Systems, Inc., Reliable Integration Services, and Appix, Inc.

Advanced Technology Systems, Inc. (“ATS”) is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’  IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATSC leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Additional information about Appix may be found at www.appix.com.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of May 10, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 10, 2007.

Additional information about ATSC and ATS may be found at www.atsva.com.

ATS Corporation

Consolidated Statements of Operations

	(Successor)		(Predecessor)
			For the period
	For the Three	For the Three	from November 1,	For the Three
	Months Ended	Months Ended	2006 through	Months Ended
	March 31,	March 31,	January 15,	January 31,
	2007	2006	2007	2006

Revenue	$23,477,720	$—	$21,447,600	$26,054,341

Operating costs and expenses
Cost of services	16,464,217	—	15,472,700	18,572,701
Selling, general and administrative	5,970,982	610,197	12,677,730	6,260,651
Depreciation and amortization	146,827	—	142,575	221,508
Amortization of intangible assets	779,335	—	—	—

Total operating costs and expenses	23,361,361	610,197	28,293,005	25,054,860

Operating income	116,359	(610,197)	(6,845,405)	999,481

Other Income (Expense)
Interest income (expense), net	143,451	1,189,712	(108,200)	(50,847)
Loss on derivative liabilities attributable to warrants	(6,930,000)	(10,920,000)	—	—
Other income	735	—	54,267	7,936

Income (Loss) Before Income Taxes	(6,669,455)	(10,340,485)	(6,899,338)	956,570

Income Tax (Benefit) Expense	102,711	263,560	(2,533,542)	382,188

Income (Loss) from Continuing Operations	(6,772,166)	(10,604,045)	(4,365,796)	574,382

Loss from Discontinued Operations, net of income tax benefits of $252,252	—	—	—	(378,377)

Net Income (Loss)	$(6,772,166)	$(10,604,045)	$(4,365,796)	$196,005

Interest income attributable to common stock subject to possible redemption (net of taxes of $0 and $106,135 respectively)	—	(129,093)	—	—

Net income (loss) allocable to common stocholders not subject to possible redemption	$(6,772,166)	$(10,733,138)	$(4,365,796)	$196,005

Weighted average number of shares outstanding
—basic	20,307,248	26,250,000	19,022,500	19,023,400
—diluted	20,307,248	26,250,000	19,022,500	19,400,587

Weighted average shares outstanding exclusive of shares subject to possible redemption
—basic	20,307,248	22,052,100	19,022,500	19,023,400
—diluted	20,307,248	22,052,100	19,022,500	19,400,587

Basic net income (loss) per share
—Continuing operations	$(0.33)	$(0.40)	$(0.23)	$0.03
—Discontinued operations	$—	$—	$—	$(0.02)
—Net income	$(0.33)	$(0.40)	$(0.23)	$0.01
—Net income not subject to possible redemption	$(0.33)	$(0.49)	$(0.23)	$0.01

Diluted net income (loss) per share
—Continuing operations	$(0.33)	$(0.40)	$(0.23)	$0.03
—Discontinued operations	$—	$—	$—	$(0.02)
—Net income	$(0.33)	$(0.40)	$(0.23)	$0.01
—Net income not subject to possible redemption	$(0.33)	$(0.49)	$(0.23)	$0.01

ATS Corporation

Consolidated Balance Sheets

	(Successor)		(Predecessor)
	March 31,	December 31,	January 15,	October 31,
	2007	2006	2007	2006
	(unaudited)	(audited)	(unaudited)	(audited)

Assets

Current Assets
Cash	$1,728,046	$213,395	$28,040	$718,571
Accounts receivable, net	23,115,274	—	21,260,609	20,495,315
Prepaid expenses and other current assets	593,243	136,006	525,032	632,948
Income tax receivable	781,278	—	2,524,113	1,483,728
Other current assets	3,525,605	—	—	—
Assets held for sale	—	—	—	231,861
Deferred income taxes, current	1,316,803	—	—	—

Total Current Assets	31,060,249	349,401	24,337,794	23,562,423

Short term investments held in trust account	—	121,024,475	—	—

Restricted cash	1,230,681	—	1,217,782	1,204,710

Cash and cash equivalents held in Trust fund	—	1,332	—	—

Property and equipment, net	1,413,442	—	1,466,108	1,352,736

Goodwill	64,760,564	—	3,171,886	3,171,886

Intangible assets, net	16,520,665	—	—	—

Deferred acquisition costs	—	1,361,215	—	—

Other assets	53,248	—	325,043	328,678

Deferred income tax benefit	—	502,744	239,113	—

Total Assets	$115,038,849	$123,239,167	$30,757,726	$29,620,433

ATS Corporation

Consolidated Balance Sheets—Continued

	(Successor)		(Predecessor)
	March 31,	December 31,	January 15,	October 31,
	2007	2006	2007	2006
	(unaudited)	(audited)	(unaudited)	(audited)

Liabilities and Stockholders’ Equity

Current Liabilities
Line-of-credit	$—	$—	$9,964,955	$6,930,000
Capital leases–current portion	87,385	—	61,015	78,999
Accounts payable and accrued expenses	7,478,648	942,146	6,645,529	7,884,056
Accrued salaries and related taxes	3,886,284	—	8,706,116	3,620,113
Accrued vacation	2,573,676	—	2,284,566	2,302,812
Income taxes payable	—	310,606	—	—
Warrant liabilities	—	13,860,000	—	—
Other current liabilities	464,214	—	386,992	387,698
Current liabilities of discontinued operations	—	—	—	35,422
Deferred income taxes-current portion	—	40,489	889,783	803,258

Total Current Liabilities	14,490,207	15,153,241	28,938,956	22,042,358

Notes payable	86,857	—	—	—

Capital leases–net of current portion	141,531	—	181,104	181,174

Other long-term liabilities	446,801	—	560,022	625,546

Deferred income taxes–net of current portion	6,241,032	—	—	1,327,915

Total Liabilities	21,406,428	15,153,241	29,680,082	24,176,993

Common stock, subject to possible redemption 4,197,900 shares	—	23,424,282	—	—

Interest income attributable to common stock subject to possible redemption (net of taxes of $0 and $561,204, respectively)	—	702,752	—	—

Total common stock, subject to possible redemtion	—	24,127,034	—	—

Commitments and Contingencies	—	—	—	—

Stockholders’ Equity
Preferred stock — $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—	—
Preferred stock; non-voting, no par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—	—	—
Common stock — $.0001 par value, 100,000,000 shares authorized; 26,470,209 and 26,250,000 issued; 18,127,454 and 26,250,000 outstanding, respectively (which includes 0 and 4,197,900 shares subject to possible redemption, respectively	2,647	2,625	—	—
Common stock; Class A voting, no par value; 75,000,000 shares authorized; 9,219,700 issued; 9,023,400 outstanding — predecessor	—	—	34,768	34,768
Common stock; Class B voting, no par value; 75,000,000 shares authorized; 10,000,000 issued and outstanding	—	—	1,736	1,736
Additional paid-in capital	127,482,626	81,467,698	—	—
Treasury stock, at cost 8,342,755 and 0 shares (sucessor); 197,200 and 196,300 shares (predecessor)	(30,272,007)	—	(37,358)	(37,358)
Retained earnings (defecit)	(3,580,845)	2,488,569	1,078,498	5,444,294

Total Stockholders’ Equity	93,632,421	83,958,892	1,077,644	5,443,440

Total Liabilities and Stockholders’ Equity	$115,038,849	$123,239,167	$30,757,726	$29,620,433

.

ATS Corporation

Consolidated Statements of Cash Flows

	(Successor)		(Predecessor)
	For the Three	For the Three	For the period from November 1,	For the Three
	Months Ended	Months Ended	2006 through	Months Ended
	March 31,	March 31,	January 15,	January 31,
	2007	2006	2007	2006

Cash Flows from Operating Activities
Net income (loss)	$(6,772,166)	$(10,604,045)	$(4,365,796)	196,005
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	113,234	—	142,575	221,508
Amortization of intangibles	779,335	—	—	—
Deferred income taxes	(1,947,134)	(250,436)	(1,480,503)	—
Loss on disposal of equipment	—	—	45,040	58,233
Bad debt	—	—	—	85,000
Stock-based compensation	600,670	—	1,870,000	9,000
Interest on notes payable	1,354	—	—	—
Loss on derivative liabilities attrituable to warrants	6,930,000	10,920,000	—	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,519,877)	—	(533,433)	(1,378,747)
Interest receivable	—	(20,477)	—	—
Prepaid expenses	(60,601)	25,314	107,916	34,108
Other current assets	(3,525,605)	—	—	—
Income taxes payable (receivable)	1,432,229	71,111	(1,040,385)	(1,000,180)
Other assets	284,248	—	3,635	(21,982)
Accounts payable and accrued expenses	(252,705)	391,230	(1,238,527)	(1,743,508)
Accrued salaries and related taxes	(5,033,944)	—	3,202,024	(800,854)
Accrued vacation	285,065	—	(39,689)	(94,629)
Other current liabilities	(47,222)	—	(66,230)	(77,164)
Other long-term liabilities	(113,221)	—	—	—

Net Cash (Used in) Provided by Operating Activities	(8,846,340)	532,697	(3,393,373)	(4,513,210)

Cash Flows from Investing Activities
Purchase of property and equipment	(10,308)	—	(300,987)	(71,256)
Sale of U.S. government securities held in Trust fund	121,024,475	—	—	—
Purchase of U.S. government securities held in Trust fund	—	(118,220,220)	—	—
Maturuties of U.S. government securities held in Trust fund	—	117,669,592	—	—
Purchase of Advanced Technology Systems Incorporated, net of cash received	(79,355,621)	—	—	—
Purchase of Reliable Integration Services, Inc., net of cash received	(1,000,778)	—	—	—
Release (deposit) of cash held in Trust Fund	1,332	(170,738)	—	—
Restricted cash	(12,899)	—	(13,072)	—

Net Cash Provided by (Used in) Investing Activities	40,646,201	(721,366)	(314,059)	(71,256)

Cash Flows from Financing Activities
Net borrowings on line-of-credit	—	—	3,034,955	3,398,702
Payments on notes payable	—	—	—	(166,470)
Payments on capital leases	(13,203)	—	(18,054)	(14,521)
Repurchase of common stock	(30,272,007)	—	—	—

Net Cash (Used in) Provided by Financing Activities	(30,285,210)	—	3,016,901	3,217,711

Net Increase (Decrease) in Cash	1,514,651	(188,669)	(690,531)	(1,366,755)

Cash, beginning of period	213,395	1,855,394	718,571	1,366,755

Cash, end of period	$1,728,046	$1,666,725	$28,040	—

Company Contact:
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer
ATS Corporation
(703) 506-0088

Investor Relations Contact:
Laura Kowalcyk
Investor Relations
CJP Communications for ATS Corporation
(212) 279-3115 ext. 209
Email Contact:  lkowalcyk@cjpcom.com

SOURCE: ATS Corporation